License Agreement

           This License Agreement (this "Agreement"), dated effective as of April __, 2002 (the "Effective Date") is between RemoteMDx, Inc., a Utah corporation with its principal place of business at 5095 West 2100 South, Salt Lake City, Utah 84120 ("RemoteMDx"), SecureAlert, Inc., a Utah corporation with its principal place of business at 109 David Lane, Knoxville, Tennessee 37922, a wholly owned subsidiary of RemoteMDx, ("SecureAlert") (RemoteMDx and SecureAlert are sometimes collectively referred to herein as "Licensor") and Matsushita Electric Works, Ltd., a Japanese company with its principal place of business at 1048 Oaza Kadoma, Kadoma-shi, Osaka-Fu, Japan ("MEW").

                                    Recitals:

         A. RemoteMDx, SecureAlert and MEW are parties to the Letter of Intent entered into on February 14, 2002 ("LOI") pursuant to which the parties agreed to negotiate in good faith a definitive license agreement. This Agreement is the definitive license agreement referenced in the LOI.
         B. MEW desires to acquire the exclusive worldwide license under the Patents as defined below.
         C. Licensor is willing to grant MEW such patent license stated above upon the terms and conditions hereinafter recited.

         In consideration of the payment of Ten Dollars (US $10.00), the mutual covenants and agreements of the parties set forth herein, and other good and valuable consideration, the sufficiency of which the parties acknowledge, Licensor and MEW agree as follows:

                                   Agreements:
1.       General Definitions

1.1 "Affiliate" of any person means any person that controls, is controlled by, or is under common control with such person. As used herein, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by contract or otherwise.

1.2 "Business Day" means a day on which banks in the State of Utah, USA are open for business.

1.3 "Call Center" means a service center staffed by operators providing certain services to Customers, as further described in Section 4.

1.4 "Confidential Information" means the substantive terms of this Agreement, non-public business and technology information, trade secrets, information about current or proposed products, pricing and marketing strategies, competitive or market analysis and data, statistics on product performance, customer list and other information relating to business plans, strategies and processes of each party, any written materials marked as confidential and any other information, including visual or oral information, which reasonably should be understood to be confidential. Confidential Information does not include information that a party can prove: (a) is now or later becomes generally available to the public without fault of the party who received such information ("Recipient") from the other party ("Discloser"); (b) was rightfully in Recipient's possession prior to its disclosure by Discloser; (c) is independently developed by Recipient without the use of any Confidential Information of Discloser; or (d) is obtained by Recipient without obligation of confidentiality from a third party who has the right to disclose it.


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1.5      "Customers" mean end-user customers who purchase Products and enter into a written agreement to obtain Call Center services, either from Licensor or from an unrelated third party.

1.6 "Customer Agreement" means a written agreement, in a commercially reasonable form, between each Customer and the party providing Call Center services, enabling each Customer to use the Product to receive such services. If Licensor (or a third party under contract with Licensor) is not the party providing Call Center services to the Customer, the Customer Agreement shall contain disclaimers of warranties and liabilities, standard for the industry, protecting Licensor as the holder of the Patents. If Licensor (or a third party under contract with Licensor) is the party providing Call Center services to the Customer, the Customer Agreement shall be between Licensor and the Customer and shall be in a form approved by Licensor.

1.7 "Net Selling Price" means the gross selling price of the Products as invoiced and received by MEW, less credits for returned goods.

1.8      "Patents" means those patents of Licensor listed on the attached
         Exhibit 1 related to wireless telephone devices, and shall include all divisions, renewals, continuations, provisionals, continuations-in-part of such patents, and all reissues, reexaminations, and extensions thereof. Exhibit 1 is incorporated in and made a part hereof by this reference and shall be updated from time to time during the term of this Agreement.

1.9 "Products" means wireless telephone devices that are manufactured by MEW (and its permitted subcontractors or sublicensees) under this Agreement, which include inventions covered by the Patents.

1.10 "Resellers" means MEW's distributors, resellers and retailers, who enter into an agreement with MEW permitting them to sell Products directly or indirectly to end-user Customers.

1.11     "VA" means the United States of America Veteran's Administration.

2.       License

2.1 Grant of License. Licensor grants to MEW a nontransferable, worldwide, exclusive (as defined in Section 2.2 below) license under the Patents to use, manufacture, have manufactured, market, distribute and sell the Products under the terms of this Agreement. The license granted to MEW under this Section 2.1 includes the right to grant sublicenses as set forth in Section 2.3, below. It is expressly understood by MEW that the license granted under this Section 2.1 does not include the license or right to use, manufacture, sell or distribute any product utilizing or incorporating the Licensor's Travel Guardian III line of wireless devices and related technology, and Licensor reserves all rights with respect to the Travel Guardian III technology.

2.2 Exclusivity. The license granted to MEW under Section 2.1 above is exclusive as to all third parties. As a result, provided that MEW is not in breach under this Agreement, during the term of this Agreement, Licensor shall not grant any license under the Patents to any third party that would conflict or compete with the license granted to MEW under Section 2.1, above. Notwithstanding the foregoing, nothing in


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         this Agreement shall be construed to prevent Licensor from directly selling its products and services in any market worldwide. .

2.3 MEW's Right to Sublicense. In accordance with provisions as set forth in sub-paragraph 2.3.1 and 2.3.2 below, MEW may grant sublicenses to third parties under this Agreement. MEW may negotiate the terms and conditions of such sublicense arrangements; provided, however, that all such arrangements shall be the subject of a written sublicense agreement containing terms that are consistent with the rights of MEW under this Agreement.

         2.3.1 Sublicenses Relating to Sales of Products to the VA. MEW may grant sublicenses to third parties for the manufacture and sale of Products for sale to or under contracts entered into with, the VA.

         2.3.2 Sublicenses For Non-VA Sales. Subject to prior approval of Licensor, MEW may grant sublicenses to third parties for the manufacture and sale of Products regardless of the intended end user thereof. Such approval will not be unreasonably withheld.

         2.3.3 Approval of Sublicensees. If MEW desires to grant a sublicense of part or all of its rights under this Agreement as provided in Section 2.3.2, MEW shall first give written notice thereof to Licensor. The notice under this Section shall identify the proposed sublicensee and the terms and conditions proposed for such sublicense agreement. Licensor shall advise MEW of its decision of approval or disapproval within ten (10) Business Days after receipt of MEW's written notice given under this Section.

2.4 Ownership. Subject to the licenses and rights granted to MEW herein, the parties acknowledge that Licensor owns all right, title and interest in and to the Patents, all related inventions, ideas, processes, software and technology, and all documentation provided by Licensor, including all intellectual property rights in the foregoing. Nothing in this Agreement shall be construed to grant either party any rights in and to any software, technology, intellectual property or other property of the other, except as expressly provided herein. Licensor reserves all rights not expressly granted herein.

3.       Call Center Services.   Where Licensor is engaged to provide telematics
         services to Customers who purchase a Product through MEW or one of its Resellers, and the Customer signs a Customer Agreement with Licensor, the following procedures will generally apply: When the Customer presses the button on the Product, if the Product is programmed to call one of Licensor's Call Centers, the Customer will automatically be connected to such Call Center. Call Centers will be staffed by operators who will provide emergency response services, GPS location-related services, concierge services (e.g., restaurant reservations, phone directory assistance), and/or other agreed-upon services, as set forth in the applicable Customer Agreements. The parties agree that Licensor will provide Customer support with respect to technology or service issues if the Customer is has entered into a Customer Agreement under which Licensor is providing the Customer's Call Center services, and that MEW or the designated third party Call Center shall otherwise be responsible for Customer support.

4. Provider of MINs. Licensor shall be the preferred provider of mobile identification numbers ("MINs") for cellular access, and Call Center services for MEW's Products and for other MEW products in the USA. Arrangements in connection therewith between the parties hereto shall be on terms and conditions of an appropriate agreement ("Call Center Services Agreement") to be entered into on a case-by-case basis. MEW agrees to introduce the Licensor to all third party purchasers of Product as its preferred supplier of MINs and Call Center Services in the USA.

5. Covenants Not to Compete. During the term of this Agreement and for a period of eighteen (18) months thereafter, MEW and its Affiliates hereby covenant not to compete with Licensor by marketing, distributing or selling products competing with the Products to the key customers or in the sales channels listed in Exhibit 2, Part A. Such Exhibit 2 may be revised or replaced with a new one from time to time based on mutual agreement between the parties hereto. Nothing in this Agreement shall be construed as limiting Licensor's remedies at law or in equity for a breach of this Section 5 and MEW acknowledges that its breach of this


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         covenant may cause irreparable and immediate harm to Licensor.
6. Public Announcements. Each party has the right to review and approve, prior to publication, the content of any press releases or public communications issued by the other party relating to this Agreement. Approval shall not be unreasonably withheld or delayed beyond five (5) Business Days from receipt of finished copy, or an otherwise mutually agreed upon time. The parties agree to reasonably cooperate with each other in providing appropriate quotes and other requested information for press releases.

7.       Consideration.

7.1 Royalties Generally. MEW agrees to pay to Licensor a royalty ("Royalty Fee") equal to one percent (1%) of Net Selling Price of all Products sold by MEW or its sublicensees, in countries where the Patents or any of them are registered and issued, during the term of this Agreement; subject, however, to the exceptions set forth below.

7.2 Special Considerations. Notwithstanding the payment obligations established by Section 7.1, the following special considerations will alter the terms governing the payment of Royalty Fees under this Agreement:

         7.2.1 VA Sales. No Royalty Fee shall be payable with respect to sales of Products to or by agreement with the VA, whether by MEW or any authorized sublicensee of MEW as provided in
                  Section 2.3.1 of this Agreement.

         7.2.2    Call Center Sales and MINs. No Royalty Fee shall be payable
                  (1) with respect to Products incorporating MINs provided by Licensor as described in Section 3 of this Agreement, (2) with respect to Products sold to customers in any market covered by an effective Call Center Services Agreement entered into with Licensor as contemplated by Section 4 of this Agreement or (3) with respect to Products sold to customers in any market covered by a Call Center services provided by a third party who adopts Licensor's Telematics Operating Program owing to MEW's effort.

         7.2.3 Sublicenses. Royalty Fees payable in connection with sublicenses granted by MEW under Section 2.3.2 of this Agreement will be at such rates and on such terms as negotiated and agreed by the parties at the time such sublicense agreements are entered into by MEW. Unless otherwise agreed, the rate of such Royalty Fees payable to Licensor under the sublicenses shall be the same as the rate stated in Section 7.1 of this Agreement.

7.3 Products sold to Licensor. No Royalty Fee shall be payable by MEW with respect to Products sold directly to Licensor by MEW or to Licensor through Resellers.

7.4 Payment Procedure. All Royalty Fees payable to Licensor under this Agreement shall be due and payable within thirty (30) days after the end of May and November of each calendar year during the term of this Agreement. Each month MEW shall submit to Licensor a written report in the English language, setting forth in reasonable detail the number of Products sold during the month and the amounts received by MEW in connection with the sale or distribution of such Products, specifying in each case whether or not Royalty Fees are payable with respect to the Products as provided in Sections 7.1 through 7.3, above. All amounts shall be shown in Japanese Yen and U.S. dollar equivalents as of the date of the report. The report shall be received by Licensor no later than fifteen (15) Business Days following the last day of the month to which the report relates. Royalty Fees will be accompanied by


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         a report summarizing all information from the monthly reports relevant to the six-month period covered by the payment. All payments due under this Agreement shall be made in US dollars calculated on the basis of the foreign exchange rate adopted by an authorized foreign exchange bank in Japan acceptable to Licensor, on the day each such payment is made. The parties agree that any payment required under this Agreement may be made and remitted by bank wire or electronic funds transfer to Licensor's account number as from time to time directed by Licensor; provided, however, that receipt of funds is complete no later than the date for payment described in the first sentence of this Section 7.4. If MEW elects to make payment by bank wire or electronic funds transfer, it shall be solely responsible for any and all bank charges and other expenses imposed by its bank in connection with the remittance of Royalty Fees in such manner. Licensor shall be responsible for similar charges imposed by its receiving bank. Any Royalty Fee payment that is not received by Licensor within two (2) Business Days of the date such payment is due will bear interest at twelve percent (12%) per annum or the highest rate permitted by law, whichever is less.

7.5 Tax. MEW shall be responsible for the collection and payment of all sales, use, excise, value added, and other federal, state or local taxes, tariffs, customs, duties or assessments imposed or levied by any taxing authority in connection with its sale of Products, excluding, however, any income tax imposed on Licensor by the United States or by the government of Japan with respect to the Royalty Fees payable under this Agreement. MEW shall, if required by applicable law in Japan, withhold from the payment of Royalty Fees under this Agreement, amounts allowed by treaty between the United States and Japan and shall pay such amounts as required by such laws on the account and in the behalf of Licensor and for its benefit; provided, however, that MEW shall cooperate with Licensor in achieving the lowest effective withholding rate permitted under such treaties or laws as may be applicable under this Agreement. MEW shall provide Licensor, without delay, a certificate showing each such payment of tax issued by the relevant authorities of the government of Japan with an accurate English translation thereof. MEW shall defend, indemnify, and hold Licensor harmless from any and all claims or liability arising out of MEW's failure to property withhold or remit such taxes as provided under this
         Section 7.5.

7.6 Record keeping and Audit of Royalty Fees. During the term of this Agreement, and for a reasonable period following the termination of this Agreement, but in any event not less than five (5) years from the end of the calendar year in question, MEW shall keep true and accurate records, files and books of account containing all the data reasonably required for the full computation and verification of the amounts paid each year this Agreement is in effect, including all amounts paid to Licensor and the information and documentary support for the information included in the reports provided for in Section 7.4 above. MEW shall, during the term of this Agreement, permit Licensor or its designee to inspect the same for the sole purpose of determining accuracy of the amounts of the Royalty Fees paid and payable to Licensor by MEW under this Agreement. Any such inspection shall take place not more frequently than once each calendar year, at the office of MEW during normal business hours and at Licensor's expense; provided, however, that in the event such audit reveals that Royalty Fees payable under this Agreement were underreported or underpaid by 5% or more during any period covered by the audit, then MEW will pay the cost of the audit, including the reasonable travel and lodging expenses of Licensor's personnel and those of Licensor's auditor who perform such audit.

8.       Term and Termination.

8.1 Term. This Agreement shall continue in full force and effect from the Effective Date, subject to termination as set forth below, until the date of expiration of the last of the Patents to expire.


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8.2      Termination for Cause. Either party may terminate this Agreement if the other party commits a material breach of this Agreement and fails to cure such breach within sixty (60) days after the receipt of written notice of such breach (except for breaches by a party of the confidentiality obligations or payment obligations, for which the period will be thirty (30) days after receipt by the breaching party of written notice of such breach).

8.3 Effect of Termination. Upon termination of this Agreement, the parties agree as follows:

         8.3.1 In the event of termination of this Agreement due to a breach by MEW, all rights of MEW under this Agreement will also terminate and MEW shall cease manufacturing, distributing and marketing of Products to Customers; provided, however that MEW may continue to distribute its inventory of Products in order to dispose of its inventory and to fulfill binding agreements or purchase orders for the Products outstanding at the date of termination.

         8.3.2 In the event of a breach by Licensor, if MEW elects to terminate this Agreement under Section 8.2, then MEW may, for a period of eighteen (18) months following such termination, continue to sell all remaining Products, but without the obligation to pay Royalty Fees.

         8.3.3 Each party shall promptly return to the other party or destroy (and provide evidence of such destruction of) all Confidential Information of the other party then in its possession.

         8.3.4 All Customer Agreements with respect to the Products shall continue to be honored by both parties throughout the remainder of the term of such agreements, provided that the Customer pays all applicable fees.

         8.3.5 In addition to where it is so stated, it is agreed that Sections 2.5, 5, 7.1, 7.2, 7.3 and 7.4 (with respect to unpaid amounts as of the date of termination and any Products distributed after termination), 7.5, 7.6, 8.3, 9.3 (limitation of warranties), and 10 through 15 shall survive termination of this Agreement.

         8.3.6 All sublicenses granted by MEW will terminate on the date this Agreement is terminated for any reason.

8.4 Bankruptcy. In the event (a) SecureAlert ceases business operations generally, (b) SecureAlert makes an assignment for the benefit of creditors, (c) an order is entered as to SecureAlert under Title 11 or Title 7 of the United States Code (the "Bankruptcy Code"), (d) SecureAlert is unable to pay its debts as they come due, (e) SecureAlert initiates any action under any insolvency, bankruptcy, or similar law for the purpose of SecureAlert's bankruptcy, reorganization, or liquidation, or (f) a general receiver or trustee in bankruptcy is appointed for SecureAlert's business, then the license granted to MEW licenses under Section 2 of this Agreement shall continue for the term set forth in Section 8.1, subject to MEW's ongoing compliance with the Royalty Fee payment provisions of Section 7 of this Agreement. The parties specifically acknowledge that they are subject to the provisions of Section 365(n) of the Bankruptcy Code, pursuant to which, if SecureAlert's bankruptcy trustee elects to reject this Agreement, MEW is nevertheless permitted to elect to retain the license as to the Patents, subject to its compliance with the Royalty Fee payment obligations with respect thereto.


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9.    Representations and Warranties.

9.1      By Licensor.  Licensor represents and warrants to MEW:

         (a) that it has the power and authority to perform its obligations under this Agreement, and such performance will not breach any separate agreement by which Licensor is bound;

         (b) that Licensor is the sole owner of the Patents and that Licensor shall use commercially reasonable efforts to diligently maintain the Patents in good force and keep MEW informed of any change in or action affecting the validity of the Patents during the term of this Agreement.

9.2      By MEW.  MEW warrants and represents to Licensor that:

         (a) it has the power and authority to perform its obligations under this Agreement, and such performance will not breach any separate agreement by which MEW is bound;

         (b) it will comply with the laws, rules and regulations of all applicable countries in connection with its distribution of the Products, including all applicable export laws and controls; and

         (c) it will not make any representations or claims about Licensor or the Patents except those contained in Licensor's promotional literature or specifically authorized in writing by Licensor.

9.3      LIMITATION OF WARRANTIES. EXCEPT FOR THE WARRANTIES SET FORTH IN THIS
         SECTION 9, EACH PARTY EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES, CONDITIONS AND REPRESENTATIONS, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES, CONDITIONS AND REPRESENTATIONS OF FITNESS FOR ANY PARTICULAR PURPOSE OR INTENDED USE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS, AND MERCHANTABILITY.

10.      Indemnification.

10.1 By Licensor. Licensor will indemnify, defend and hold harmless MEW against losses, liabilities, claims, obligations, costs, expenses (including reasonable attorneys' fees) which result from, arise in connection with or are related in any way to any third party claim based upon (a) any breach or alleged breach by Licensor of any of Licensor's representations and warranties set forth herein; or (b) the misrepresentations, errors or omissions of Licensor or its representatives; or (c) any claim or allegation that the Patents violate or infringe any United States patent, copyright, or trade secret of any third party.

10.2 By MEW. MEW will indemnify, defend and hold harmless Licensor against losses, liabilities, claims, obligations, costs, expenses (including reasonable attorneys' fees) which result from, arise in connection with or are related in any way to any third party claim based upon (a) any breach or alleged breach by MEW of any of MEW's representations and warranties set forth herein; or (b) the misrepresentation, error or omission of MEW or its representatives or (c) any claim or allegation that MEW's Products violate or infringe any patent, copyright, trademark or trade secret of any third party (other than with respect to Licensor's Patents therein, to the extent covered by Section 10.1 above).

10.3 Procedure. The obligations of this Section 10 are contingent on the indemnified party (a) giving the indemnifying party prompt written notice of any such claim; (b) providing reasonable cooperation in the


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         defense and all related settlement negotiations; and (c) agreeing that the indemnifying party shall have sole control over the litigation or settlement of such claim.

10.4 Resolution of Infringement Issues. If any part of the Patents is finally held by a court of competent jurisdiction or believed by Licensor to infringe a claim for which Licensor is required to indemnify MEW under Section 10.1, Licensor shall use commercially reasonable efforts to obtain a license under the rights that have been infringed, to modify the infringing item so it is non-infringing or to provide to MEW a substitute item that is non-infringing; provided that if such options are not commercially reasonable, Licensor may terminate the license hereunder with respect to the infringing material upon written notice to MEW.

10.5 THIS SECTION 10 STATES THE PARTIES' ENTIRE OBLIGATION WITH RESPECT TO ANY CLAIM FOR INFRINGEMENT OR MISAPPROPRIATION OF ANY THIRD PARTY INTELLECTUAL PROPERTY RIGHTS.

11.      Limitation of Liability. LICENSOR SHALL NOT BE RESPONSIBLE TO MEW OR

         ANY CUSTOMER FOR ANY DELAY, INTERRUPTION, DEFECT OR FAILURE IN THE PATENTS OR SERVICES PROVIDED BY LICENSOR IN CONNECTION THEREWITH THAT ARE CAUSED BY EQUIPMENT FAILURE, ACTS OF NATURE, STRIKES, TELECOMMUNICATIONS FAILURES, ACCESS PROBLEMS OR OTHER CAUSES BEYOND LICENSOR'S REASONABLE CONTROL. IN NO EVENT SHALL LICENSOR BE LIABLE TO MEW OR TO ANY RESELLER, CUSTOMER OR THIRD PARTY FOR ANY INCIDENTAL, CONSEQUENTIAL, SPECIAL, OR PUNITIVE DAMAGES ARISING OUT OF THE PATENTS OR LICENSOR'S SERVICES, INCLUDING PERSONAL INJURY, DAMAGES TO PROPERTY OR LOST PROFITS, WHETHER LIABILITY IS ASSERTED IN CONTRACT OR TORT (INCLUDING NEGLIGENCE AND STRICT PRODUCT LIABLITY) AND IRRESPECTIVE OR WHETHER LICENSOR HAS BEEN ADVISED OF THE POSSIBILITY OF ANY SUCH LOSS OR DAMAGE. IN NO EVENT SHALL THE AGGREGATE LIABILITY OF LICENSOR FOR ANY CLAIMS OR DAMAGES ARISING OUT OF OR RELATED TO THIS AGREEMENT EXCEED THE TOTAL OF THE AMOUNTS PAID TO LICENSOR BY MEW IN THE TWELVE
         (12) MONTH PERIOD IMMEDIATELY PRECEDING THE EVENT WHICH GAVE RISE TO THE CLAIM.


12.      Confidential Information.

12.1 Use and Disclosure. Each party (as Recipient of Confidential Information from the other party, as Discloser) agrees that it shall not disclose to any person or use for any purpose, except as expressly permitted by this Agreement, any Confidential Information of Discloser. Recipient may disclose Confidential Information only to its employees, independent contractors and advisors who need to know such information, and who are bound to keep such information confidential. Recipient shall give Discloser's Confidential Information at least the same level of protection as it gives its own Confidential Information of similar nature, but not less than a reasonable level of protection. Recipient shall maintain Confidential Information in a safe and secure place and shall not copy Confidential Information except to the extent necessary for the purposes of this Agreement. All confidentiality obligations shall survive until two (2) years after termination of this Agreement.

12.2 Exceptions. In addition to the exclusions set forth in Section 1.4, a disclosure of Confidential Information that (i) is required to be disclosed by law or judicial order (provided that prior written notice of such required disclosure is given to Discloser as soon as practicable in order to give Discloser the chance to object to the disclosure or to seek a protective order), or (ii) is necessary to


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         establish the rights of either party hereunder, shall not be considered to be a breach of this Agreement.

12.3 Injunctive Relief. Each party agrees that money damages would not be a sufficient remedy for any breach of the obligations herein and that the Discloser shall be entitled to specific injunctive relief as a remedy for any such breach by Recipient. Such remedy shall not be deemed to be the exclusive remedy for the breach of obligations herein but shall be in addition to all other available legal or equitable remedies.

13. Covenant Not to Solicit or Hire. Unless otherwise expressly agreed to in writing, neither party shall, during the term of this Agreement and for a period of twenty-four (24) months thereafter, directly or through an Affiliate, directly or indirectly (a) encourage any employee of the other party in interest to leave his or her employment with the other party, (b) encourage customer or supplier of the other party or its successors in interest to terminate or adversely change such party's business relationship with the other party, (c) employ, hire, solicit or cause to be employed, hired or solicited (other than by the other party), or encourage others to employ or hire any person who within two (2) years prior thereto was employed by the other party, or (d) establish a business with, or encourage others to establish a business with, any person who within two (2) years prior thereto was an employee or supplier of the other party.

14.      Choice of Law; Arbitration.

14.1 Choice of Law. The laws of the United States and the State of New York will govern this Agreement, without reference to rules governing choice of laws. The parties expressly agree that the provisions of the Vienna Convention on the Sale of Goods shall not apply to their relationship created by this Agreement.

14.2 Arbitration. Any dispute arising out of or in connection with this Agreement shall be resolved by binding arbitration. The dispute shall be submitted to a panel of three (3) arbitrators, of which one (1) shall be appointed by each of the parties, with the third member of the panel being appointed by the other two. The arbitration shall be conducted in the country of the respondent, in the case of Licensor in Salt Lake City, Utah and in the case of MEW in Osaka, Japan. The arbitration proceedings shall be conducted in English under the Rules of Arbitration of the International Chamber of Commerce, Paris ("Rules"). The procedural law of the place of arbitration shall apply where the Rules are silent. The panel shall have discretion to award damages, costs of arbitration and reasonable attorneys' fees to either party, provided that any such damages shall not include any penalty or enhanced damages, and shall, as far as legally possible, be limited to only those actual compensatory damages that are reasonably related to and foreseeable in respect of any breach of this Agreement giving rise to such damages. The panel shall make written findings of fact and conclusions of law, and the decision of the panel shall be final and binding upon the parties. Any decision or award entered by the panel may be enforced by application to the courts of the jurisdiction of the party against whom enforcement is sought as provided in the Treaty for Enforcement Abroad of Judgments and Arbitral Awards.

15.      Miscellaneous.

15.1 Entire Agreement; Amendment. This Agreement and all attached Exhibits (which are hereby incorporated by reference) constitute the entire agreement between the parties concerning the subject matter hereof and supersede all written or oral prior agreements or understandings with respect thereto. This Agreement may not be amended except by a written document signed by authorized representatives of all parties hereto.


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


15.2 Severability. In case any one or more of the provisions of this Agreement is deemed invalid, illegal or unenforceable by a court or authority of competent jurisdiction, such provision shall be modified, if possible, to the minimum extent necessary to make it valid and enforceable, or if it cannot be so modified, then severed, and the remaining provisions contained herein shall not in any way be affected or impaired.

15.3 Waiver. Neither party's failure to enforce strict performance of any provision of this Agreement will constitute a waiver of a right to subsequently enforce such a provision. No written waiver of any provision of this Agreement shall constitute, or be construed as, a waiver of any other obligation or condition of this Agreement.

15.4 Assignment. Neither party may assign this Agreement without the prior written consent of the other party, which shall not be unreasonably withheld. However, a party may assign this Agreement to a subsidiary, Affiliate or other related entity, or to a third party in connection with the acquisition of all or substantially all of the assets or stock of the assigning party by such third party, upon written notice to the other party, provided that the assignee accepts all of the assignor's ongoing duties and obligations under this Agreement.

15.5 Notices. All notices between the parties given under any provision of this Agreement shall be in writing and shall be sent by certified or registered mail or commercial overnight delivery service, with provisions for a receipt, to the address of the receiving party first set forth above (or to such other address as a party may furnish to the other in writing in accordance with this provision). Copies of all notices given to Licensor shall also be provided in similar manner to Durham Jones & Pinegar, 111 East Broadway, Suite 900, Salt Lake City, Utah 84111, USA, Attention: Kevin R. Pinegar, Esq., legal counsel for Licensor.

15.6 Force Majeure. Neither party shall be liable for any loss or damage or be deemed to be in breach of this Agreement to the extent that performance of such party's obligations or attempts to cure any breach under this Agreement are delayed or prevented as a result of any event or circumstance beyond its reasonable control, including without limitation acts of nature, riots, war, acts of public enemies, fires, epidemics or labor disputes. However, if such failure or delay exceeds six (6) months, then either of the parties hereto may terminate this Agreement upon written notice to the other party.

15.7 No Agency. The parties are independent contractors, and this Agreement shall not be construed to create any agency, franchise, joint venture, or partnership between the parties. Neither party has the authority to bind the other or to incur any liability or otherwise act on behalf of the other.

15.8 Joint Marketing Arrangement. The parties agree that they will jointly market worldwide the Licensor's Telematics Operating Program ("T.O.P.") System and that the T.O.P. System may be so marketed as a solution included in MEW's suite of telematic products under the terms of an appropriate software license or OEM agreement.

15.9 Travel Guardian III. During the term of this Agreement, if MEW notifies Licensor in writing that MEW is interested in acquiring a license or similar rights to the Travel Guardian III and related technology, the parties agree that in good faith they will use commercially reasonable efforts to negotiate the terms and conditions mutually acceptable to each of them, with a view toward execution of such an agreement.

15.10 Export Restrictions. MEW shall not (a) use, distribute, transfer or transmit any Products, software or technical information provided under this Agreement except in compliance with U.S. export laws and regulations and any other applicable export laws or regulations of any other country (the "Export Laws"), or (b) directly or indirectly, export or re-export into any country that is then a prohibited country under applicable Export Laws (i) any software or technical data disclosed or provided to MEW or its Affiliates under this Agreement; or
         (ii) the direct product of such software or technical data.

15.11 Purchase of Products from MEW. It is anticipated that Licensor will purchase certain Products from MEW for distribution by Licensor to its own resellers and customers, subject to mutually acceptable price, quality and performance. With respect to new Products, Licensor shall appoint MEW as a sole supplier and refrain from having manufactured and purchasing from any third party manufacturer. With respect to existing Products, Licensor will purchase from MEW on a non-exclusive basis. The terms and conditions for such supply and purchase transactions shall be discussed and determined between the parties hereto and set forth in a separate agreement (e.g., OEM Agreement) to be entered into between the parties.

IN WITNESS WHEREOF, the parties have executed this Agreement this ___ day of April 2002.

Signatures:

RemoteMDx, Inc.                         Matsushita Electric Works, Ltd.


By:                                         By:
   -----------------------------------         ---------------------------------

Title:                                      Title:
      --------------------------------            ------------------------------

Date:                                       Date:
     ---------------------------------           -------------------------------


SecureAlert, Inc.


By:
   -----------------------------------

Title:
      --------------------------------

Date:
      --------------------------------



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




                                    EXHIBIT 1

                             Description of Patents


Patents defined in Section 1.7 are the following patents:

     o US Patent Number 6,044,257, issued 03-28-2000, the original SecureAlert patent entitled "Panic Button Phone." including all of its continuations that have yet to be issued.

     o US Patent Number 6,226,510, issued 05-01-2001, entitled "Emergency Phone for Automatically Summoning Multiple Emergency Response Services," This patent is a continuation of the original #6,044,257, above "Panic Button Phone".

     o   US D440,954 S

     o   WO 01/73960 A1




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



                                    EXHIBIT 2


The following are Licensor's exclusive customers confirmed between the parties hereto as of the date of this Agreement.

North American Home Security Companies as follows:
    1.         ADT Security Services and its affiliates
    2.         Brinks Home Security
    3.         Security Associates International
    4.         Idemco
    5.         DSC
    6.         ADI
    7.         ITI (based in Canada)
    8.         Linear Security Systems

Original Equipment Manufacturers of Recreational Vehicles as follows:

ALFA LEISURE INC., ARNOLD ENGINEERING, BIGFOOT INDUSTRIES INC., BLUE BIRD WANDER LODGES, BONAIR LEISURE PRODUCTS INC., CARRIAGE INC., COACH HOUSE, CENTURION VEHICLES INC., COACHMEN INDUSTRIES INC., CONQUEST, COUNTRY COACH (SUBSID. OF NATIONAL RV HOLDINGS), CROSSROADS RV INC., DAMON CORPORATION, D'ELEGANT INC., DYNAMAX CORPORATION, EURO-LINER LLC, FLEETWOOD ENTERPRISES INC., FOREST RIVER INC., FORETRAVEL INC., FRANKLIN COACH CO. INC., GERSTNER MANUFACTURING INC., GULF STREAM COACH INC., HAULMARK INDUSTRIES (DBA HAULMARK), HI LO TRALER CO., HOME & PARK MOTORHOMES, HI-LINE ENTERPRISES INC., JAYCO INC., KING OF THE ROAD, KIT MANUFACTURING COMPANY, LAZY DAZE INC., MARATHON HOMES CORP., MIDWEST VANS INC., MONACO COACH CORPORATION, NATIONAL RV INC. (SUBSID. OF NATIONAL RV HOLDINGS), NEWMAR CORPORATION, NU WA INDUSTRIES INC., PACE AMERICAN CORPORATION, PEAK MANUFACTURING INC., PLAY-MOR TRAILERS INC., PHOENIX USA INC., PRESTIGE MOTORCOACH CORP. (DBA SECCA CORP.), REXHALL INDUSTRIES INC., R-VISION INC., SKYLINE CORPORATION, STARCRAFT RV, SUN VALLEY INC., SUNLINE COACH COMPANY, SUNNYBROOK RV INC., THOR INDUSTRIES, TIFFEN MOTOR HOMES INC., TIMBERLAND RV COMPANY, TL INDUSTRIES, TRAIL WAGONS INC., TRAVEL SUPREME INC., TRIPLE E
RECREATIONAL VEHICLES, WARRIOR MANUFACTURING, WESTERN RECREATIONAL VEHICLES INC., WINNEBEGO INDUSTRIES INC.

Affinity Group Inc. and its affiliates

Home Shopping Channels as follows: HSN, QVC, Shop NBC, Shop at Home

Personal Emergency Response System Companies as follows: Lifeline, LifeAlert, and HealthWatch.

United States Postal Service
VistaCare and its affiliates

Philips Medical Products in the USA

Philips affiliates Worldwide

Kaiser Permanente

Visiting Nurses Association

Baptist Health Systems

*This Exhibit 2 may be revised or replaced with a new one from time to time based on mutual agreement between the parties hereto.





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